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                                                                      EXHIBIT 11


                       HARTE-HANKS, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATIONS
                      (in thousands, except per share data)

                                                                       Three Months Ended June 30,
In thousands, except per share amount                                     2000            1999
                                                                      -------------   -------------
BASIC EPS
Net Income .........................................................  $      21,395   $      18,768
                                                                      =============   =============

Weighted-average common shares outstanding
  used in earnings per share computations ..........................         68,347          70,519
                                                                      =============   =============

Earnings per common share ..........................................  $        0.31   $        0.27
                                                                      =============   =============

DILUTED EPS
Net Income .........................................................  $      21,395   $      18,768
                                                                      =============   =============

Shares used in earnings per share computations .....................         70,492          72,781
                                                                      =============   =============

Earnings per common share ..........................................  $        0.30   $        0.26
                                                                      =============   =============

Computation of shares used in earnings per share computations:
Average outstanding common shares ..................................         68,347          70,519
Average common equivalent shares -
  dilutive effect of option shares .................................          2,145           2,262
                                                                      -------------   -------------
Shares used in earnings per share computations .....................         70,492          72,781
                                                                      =============   =============

                                                                      Six Months Ended June 30,
In thousands, except per share amount                                    2000           1999
                                                                      -----------   -----------
BASIC EPS
Net Income ........................................................   $    39,149   $    34,102
                                                                      ===========   ===========

Weighted-average common shares outstanding
  used in earnings per share computations .........................        68,305        70,856
                                                                      ===========   ===========

Earnings per common share .........................................   $      0.57   $      0.48
                                                                      ===========   ===========

DILUTED EPS
Net Income ........................................................   $    39,149   $    34,102
                                                                      ===========   ===========

Shares used in earnings per share computations ....................        70,397        73,193
                                                                      ===========   ===========

Earnings per common share .........................................   $      0.56   $      0.47
                                                                      ===========   ===========

Computation of shares used in earnings per share computations:
Average outstanding common shares .................................        68,305        70,856
Average common equivalent shares -
  dilutive effect of option shares ................................         2,092         2,337
                                                                      -----------   -----------
Shares used in earnings per share computations ....................        70,397        73,193
                                                                      ===========   ===========